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                                                                    Exhibit 24.5

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned directors of Orvet Pharmaceuticals Finance S.A. (the "Company"), a limited liability company organized under the laws of Luxembourg, hereby constitutes and appoints Theodorus Jacobus Andriessen and William A. Fletcher and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead. In any and all capicities, to sign, execute and deliver a registration statement filed on Form F-3 relating to the offering by the Company and/or certain of its affiliates of ordinary shares, American Depositary Shares, American Depositary Receipts, debentures, purchase contracts, warrants, guarantees and/or other securities of the Company and/or such affiliates, and any and all amendments (including post-effective amendments) thereto, and to sign any registration statement for the same offering covered by such registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the U.S. Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys - in - fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys - in - fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name                                  Title(s)                     Date
------------------------     --------------------------   ----------------------


LUXEMBOURG CORPORATION S.A.         Director              December 10, 2003


By:/s/ Roland Chamielec & Michel Van Krimpler
   -----------------------------------------------
   Name:  Roland Chamielec & Michel Van Krimpler
   Title: Legal Representatives


T.C.G.GESTION S.A.                  Director                   December 10, 2003


By:/s/ Roland Chamielec & Michel Van Krimpler
   -----------------------------------------------
   Name:  Roland Chamielec & Michel Van Krimpler
   Title: Legal Representatives